UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   October 22, 2012

MET-PRO CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	001-07763	23-1683282
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

160 Cassell Road, P.O. Box 144
Harleysville, Pennsylvania	19438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 723-6751

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

Officer Indemnification Agreements

Effective as of October 16, 2012, the Company entered into indemnification agreements (the “Officer Indemnification Agreements”) with the following its Chief Executive Officer, Raymond J. De Hont; its Chief Financial Officer, Neal E. Murphy; and its Chief Accounting Officer, Edward J. Prajzner (each, an “Indemnitee”). With respect to Mr. De Hont, the new agreement amends and restates the existing indemnification agreement between Mr. De Hont and the Company dated October 26, 2011.

Among other things, the Officer Indemnification Agreements generally require the Company to indemnify and hold an Indemnitee harmless to the maximum extent permitted by Pennsylvania law for liabilities arising out of the Indemnitee’s service to the Company or another entity for which such person is or was serving at the request of the Company, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful. The Officer Indemnification Agreements also provide for the advancement of defense expenses by the Company, subject to certain conditions, a procedure for determining an Indemnitee’s entitlement to indemnification and for certain remedies for the Indemnitee.

The foregoing  summary description of the Officer Indemnification Agreements is qualified in its entirety by reference to the actual provisions of the Officer Indemnification Agreement, which are incorporated herein by reference.

A copy of the form of Officer Indemnification Agreement is filed with this Current Report on Form 8-K as Exhibit (10)(cs).

SERP Contribution for Chief Financial Officer

On October 16, 2012, the Company’s Board of Directors approved that annual Supplemental Executive Retirement Plan (SERP) contributions be made on behalf of the Company’s Vice President—Finance and Chief Financial Officer, Neal E. Murphy, commencing with Supplemental Executive Retirement Plan contributions effective May 1, 2014, in the amount of 26.82% of his annual salary, as determined by crediting Mr. Murphy with five (5) additional years of service for participation and vesting purposes with regards to the Company’s Supplemental Executive Retirement Plan and establishing a targeted income replacement ratio for Mr. Murphy at 2% per year of service. The vesting requirement for the SERP is five years from the date that Mr. Murphy commenced employment with the Company, or February 7, 2017.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The Following exhibits are filed herewith:

(10)(cs) Form of Officer Indemnification Agreement dated October 16, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  October 22, 2012
MET-PRO CORPORATION

By: /s/ Neal E. Murphy
Neal E. Murphy
Vice President - Finance and Chief Financial Officer

Exhibit Index

Exhibit	Description
(10)(cs)	Form of Officer Indemnification Agreement dated October 16, 2012.